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                                                                       Exhibit 5

                                  Hasbro, Inc.
                               32 West 23rd Street
                            New York, New York 10010


                                                     March 13, 2000



Hasbro, Inc.
1027 Newport Avenue
Pawtucket, Rhode Island  02861


Ladies and Gentlemen:

                  I am Senior Vice President -- Corporate Legal Affairs and Secretary of Hasbro, Inc., a Rhode Island corporation (the "Company"), and, as such, I have acted as counsel to the Company in connection with the Underwriting Agreement, dated as of March 10, 2000 and the Terms Agreement dated as of March 10, 2000 (collectively, the "Underwriting Agreement"), by and among the Company, on the one hand, and Salomon Smith Barney, Inc. and Bear, Stearns & Co. Inc., on the other hand (each, a "Representative" and collectively, the "Representatives"), relating to the sale by the Company through the Representatives of $550,000,000 aggregate principal amount of the Company's 7.95% Notes Due 2003 (the "7.95% Notes") and $200,000,000 aggregate principal amount of the Company's 8.50% Notes Due 2006 to be issued under the Form of Indenture, to be entered into as of March 15, 2000 (hereinafter, the "Closing Date", and such indenture, the "Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (in such capacity, the "Trustee"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 33-82077) relating to the debt securities of the Company, filed with the Securities and Exchange Commission (the "Commission") on July 1, 1999 under the Securities Act of 1933, as amended (the "Act"), in accordance with the procedures of the Commission permitting a delayed or continuous offering of securities pursuant to such registration statement, Amendment No. 1 thereto filed on August 31, 1999 and Amendment No. 2 thereto filed on December 7, 1999 (such
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March 13, 2000
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Registration Statement, as so amended, being hereinafter referred to as the
"Registration Statement"); (ii) the Prospectus, dated January 14, 2000 (the "Prospectus"), as supplemented by the Prospectus Supplement, dated March 10, 2000 (the Prospectus, as so supplemented, being hereinafter referred to as the "Prospectus") relating to the Notes, in the forms filed with the Commission pursuant to Rule 424(b) of its General Rules and Regulations under the Act (the "Rules and Regulations"); (iii) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1 of the Trustee (the "Form T-1"); (iv) the Form of the Indenture;
(v) the form of the Notes and specimen certificates thereof; (vi) an executed copy of the Underwriting Agreement; (vii) the Restated Articles of Incorporation of the Company, as presently in effect; and (viii) the Amended and Restated By-Laws of the Company, as presently in effect. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee and that any Notes that may be issued will be manually signed or counter signed, as the case may be, by duly authorized officers of the Trustee.

                  I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction.

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
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March 13, 2000
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                  Based upon and subject to the foregoing, I am of the opinion that the Notes constitute binding obligations of the Company.

                  I hereby consent to the filing of my opinion with the Commission as Exhibit 5 to the Registrant's Current Report on Form 8-K dated March 13, 2000. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement, Prospectus and Prospectus Supplement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations. My opinion is expressed as of its date unless otherwise expressly stated therein and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed therein or any subsequent changes in applicable law.



                                                     Very truly yours,

                                                     /s/ Phillip H. Waldoks